LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is made as of this 1st day of February, 2007, by and between STIFEL FINANCIAL CORP., a Delaware corporation (the "Borrower"), and the MAYOR AND CITY COUNCIL OF BALTIMORE, a body politic and corporate and a political subdivision of the State of Maryland, by and through the DEPARTMENT OF HOUSING AND COMMUNITY DEVELOPMENT, c/o CITY OF BALTIMORE DEVELOPMENT CORPORATION ("BDC"), its successors and assigns (the "Lender").

R E C I T A L S

1. The Borrower has applied to the Lender for a term loan (the "Loan") in the principal amount of $750,000.00 (the "Principal Amount"), and the Lender is willing to accommodate the Borrower upon and subject to the terms, conditions, and provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

SECTION 1. Recitals.

The Recitals are hereby incorporated as a part of this Agreement.

SECTION 2. Definitions.

All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by generally acceptable accounting principles in the United States of America, consistently applied. Unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

2.1. "Events of Default" means those events set forth in Section 7 hereof.

2.2. "Expense Payment" means a payment advanced by the Lender pursuant to the provisions of Section 6.10 hereof, each such payment being called an "Expense Payment" and collectively the "Expense Payments."

2.3. "Liabilities" means the obligation of the Borrower to pay (a) the unpaid principal amount of the Note, plus all accrued and unpaid interest thereon, (b) all other charges, interest, and expenses chargeable by the Lender to the Borrower under this Agreement and the other Loan Documents.

2.4. "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, lien, or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

2.5. "Liquidation Costs" means all expenses, charges, costs, and fees (including, without limitation, attorneys' fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of any of the Liabilities and (b) the collection or enforcement of any of the Loan Documents.

2.6. "Loan" has the meaning set forth in the Recitals.

2.7. "Loan Documents" means collectively the Note, this Agreement, and any other instrument, document, and agreement now and hereafter evidencing, securing, guarantying, indemnifying, and given by the Borrower or any third party in connection with the Loan or any of the other Liabilities (including those documents set forth in Section 4.1 hereof) and any and all amendments thereto and modifications thereof.

2.8. "Note" means that Promissory Note described in Section 3.2 hereof and any and all amendments thereto and modifications thereof.

2.9. "Person" includes a corporation, an association, a partnership, an organization, a business, an individual, or a government or political subdivision thereof or governmental agency.

2.10. " Stifel, Nicolaus" means Stifel, Nicolaus & Company, Incorporated, a subsidiary of the Borrower.

2.11. "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed, or imposed on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income, or profits, and all claims for sums which by law have or might have become a lien or charge upon any of its properties or assets.

SECTION 3. Loan.

3.1. Purpose. The proceeds of the Loan shall be contributed by Borrower to Stifel, Nicolaus, which shall use such amounts to construct leasehold improvement, purchase machinery and equipment and for related matters at its leasehold premises at 1 South Street located in Baltimore City (the "Work").

3.2. Loan. The Loan shall be evidenced and repaid in accordance with the terms of the Note to the Lender, of even date herewith, duly executed by the Borrower, and of the Proposal Letter which is incorporated herein. To the extent any of the terms and provisions of this Agreement conflict with any of the terms and conditions of the Proposal Letter, this Agreement controls.

SECTION 4. Conditions of Lending.

4.1. Conditions Precedent to the Loan. The obligation of the Lender to make the Loan is subject to the following express conditions precedent:

A. Loan Documents. The Borrower shall have delivered to the Lender the following:

1. Note. The executed Note;

2. Borrower's Incumbency Certificate. A certificate as to the incumbency and signatures of the officers of the Borrower signing the Loan Documents;

3. Borrower's Consent. A certified copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery, and performance of this Agreement, the Notes, and the other Loan Documents;

4. Borrower's Organizational Documents. A certified copy of the Borrower's articles of incorporation and by-laws;

5. Miscellaneous. Such other documents, instruments, opinions, and agreements as the Lender and its counsel may require in their discretion.

B. Lender's Counsel. All legal matters incident to this Agreement shall be satisfactory to counsel for the Lender, and the Borrower shall have reimbursed the Lender for the reasonable fees and expenses of Lender's counsel in connection with the preparation of this Agreement and all matters incident thereto.

SECTION 5. Representations and Warranties.

To induce the Lender to make the Loan hereunder, the Borrower hereby makes the following representations and warranties to the Lender:

5.1. Good Standing. The Borrower (a) is a corporation duly organized, existing, and in good standing under the laws of the State of Delaware, and (b) has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the character of properties owned by it or the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Borrower's ability to comply with its obligations under this Agreement.

5.2. Authority. The Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Note and the other Loan Documents to which it is a party, and to perform and comply with the terms, conditions, and agreements set forth herein and therein, all of which have been duly authorized by all proper and necessary corporate action of the Borrower. No consent or approval of the members of the Borrower or of any governmental authority is required as a condition to the validity of this Agreement, the Note, or the other Loan Documents.

5.3. Binding Agreement. This Agreement constitutes, and the Note and the other Loan Documents constitute or will constitute when issued and delivered for value received, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

5.4. Litigation. There are no proceedings pending or, so far as any person signing below as or on behalf of the Borrower knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Borrower.

5.5. No Conflicting Agreements. There are no provisions of the Borrower's charter and bylaws and no provisions of any existing mortgage, deed of trust, indenture, contract, lease, or agreement binding on the Borrower or affecting its property which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, the Note, or the other Loan Documents.

5.6. Financial Condition. The Borrower's financial statements, copies of which have been furnished to the Lender, were prepared in accordance with generally accepted accounting principles in the United States of America consistently applied and are complete and correct and fairly and accurately present the financial condition of the Borrower as of their date and the results of its operations for the period then ended. There has been no material adverse change in the financial condition of the Borrower or the results of its operations since the date of such financial statements.

5.7. Information. All information contained in any financial statement, application, schedule, report, certificate, opinion, or any other document given by the Borrower or by any other person in connection with the Loan or with any of the Loan Documents is in all material respects true and accurate, and the Borrower or such other person has not omitted to state any material fact or any facts necessary to make such information not materially misleading.

5.8. Assets and Properties. The Borrower has good and merchantable title to all of its assets and properties, except the real property locations where it does business, including the Premises, which such locations are leased to the Borrower pursuant to valid leases, and there are no Liens against the Borrower outstanding against any of these assets and properties.

5.9. Taxes. All Taxes imposed upon the Borrower and its properties, operations, and income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof except for those Taxes being contested in good faith and by appropriate proceedings by the Borrower.

5.10. Violation of Laws, etc. Neither the consummation of the Loan nor the use, directly or indirectly, of all or any portion of the proceeds of the Loan hereunder will violate or result in a violation of any provision of any applicable statute, regulation or order of, or any restriction imposed by, the United States of America or by any authorized official, board, department, instrumentality, or agency thereof.

5.11. Commercial Purpose. The Loan is being used strictly for commercial purposes as set forth in the Commercial Law Article of the Annotated Code of Maryland, as amended from time to time.

5.12. Existence of Defaults. The Borrower is not in default upon any of its existing indebtedness or under any agreement or obligation under which the Borrower may be bound, nor will the Borrower's entering into this Agreement or any other Loan Document (in and of itself) immediately or with the passage of time, the giving of notice, or both, cause the Borrower to violate or be in default under any other agreements or obligations.

5.13. Status of Borrower. The Borrower is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and its operations and affairs have been effectively and validly commenced. The Borrower has the power to own its properties, conduct its business and affairs, and enter into the Loan and perform the obligations thereunder. The Borrower's entry in the Loan with the Lender has been validly and effectively approved by its Board of Directors as may be required by its organization documents, and any applicable laws. All copies of the consent and incumbency certificates of the Borrower delivered to the Lender in connection with this Loan Agreement are true, accurate, and complete and no action has been taken in diminution or abrogation thereof.

SECTION 6. Borrower's Covenants

Until payment in full of all of the Liabilities:

6.1. Use of Loan Proceeds. The Borrower will use the proceeds of the Loan only as set forth in this Agreement.

6.2. Annual Financials. Within 120 days after the end of each calendar year (or fiscal year if different from the calendar year), if requested by the Lender, the Borrower will furnish promptly to the Lender audited financial statements of the Borrower prepared by an independent Certified Public Accountant in accordance with generally accepted accounting principles, including balance sheet, statement of income, statement of shareholder equity and statement of changes in financial position, certified by independent certified public accountants satisfactory to the Lender.

6.3. Other Information. The Borrower will furnish to the Lender, promptly from time to time, such information concerning the operations, business, affairs, and financial condition of the Borrower as the Lender may reasonably request.

6.4. Books, Records, and Inspections. The Borrower will at all times (a) maintain complete and accurate books and records and (b) permit any person designated by the Lender, to enter, examine, audit, and inspect all properties, books, operations, and records of the Borrower at any reasonable time and from time to time, during normal business hours after reasonable prior notice to Borrower, wherever such properties, books, and records are located.

6.5. Litigation. The Borrower will promptly notify the Lender of any litigation instituted or threatened against its Baltimore operations and of the entry of any judgment of Lien against its Baltimore operations or its Baltimore assets or properties which would be required to be described or included in any filing by the Borrower with the Securities and Exchange Commission.

6.6. Preservation of Properties. The Borrower will at all times (a) maintain its properties, whether owned or leased, in good operating condition, and from time to time will make all proper repairs, renewals, replacements, additions, and improvements thereto needed to maintain such properties in good operating condition, (b) comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss of forfeiture thereof or thereunder, and (c) comply with all laws, rules, regulations, and orders applicable to the properties or any part thereof; provided, however, that nothing contained in this section shall require the making of any repair, renewal, replacement, addition, or improvement of or to a particular property or the continued maintenance of any property which would not be required in the exercise of sound business judgment.

6.7. Workers' Compensation Insurance. If applicable, Borrower, shall at all times during the Loan term maintain workers' compensation insurance in accordance with applicable State law, and upon request, shall supply the Lender with copies of such policies and receipts evidencing payment of premiums due thereon.

6.8. Taxes. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof.

6.9. Compliance with Laws. The Borrower will at all times comply with all applicable federal, state, and local laws, rules, and regulations, and final, non-appealable orders of any court or other governmental authority having jurisdiction.

6.10. Expense Payments. If the Borrower shall fail to make any payment or otherwise fail to perform, observe, or comply with any of the conditions, covenants, terms, stipulations, or agreements contained herein, the Lender with five (5) days' written notice to the Borrower and without waiving or releasing any obligation or any Event of Default may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon any premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Lender (the "Expense Payments"), together with interest thereon from the date paid, advanced, or incurred until repaid in full at a per annum rate of interest charged on the principal of any of the Liabilities, plus two percent (2%) per annum, shall be paid by the Borrower to the Lender upon demand by the Lender.

6.11. Notice of Existence of Default. The Borrower shall promptly advise the Lender of the existence of a condition or event which is an Event of Default under this Agreement or a violation or event of default under any of the Loan Documents after Borrower first becomes aware of any such condition or event.

6.12. Work. The Borrower shall use the Loan proceeds in accordance with Section 3.1 of this Agreement.

6.13. Insurance.

(a) If applicable, Borrower, shall at all times during the Loan term maintain workers' compensation insurance in accordance with applicable State law, and upon request, shall supply the Lender with copies of such policies and receipts evidencing payment of premiums due thereon.

(b) The Borrower will at all times maintain insurance with responsible insurance companies on such of its assets and properties, in such amounts, and against such risks as is required in the Loan Documents and furnish to the Lender promptly upon request certificates evidencing such insurance.

The policies described above must provide for thirty (30) days' prior written notice to the Lender of any change in, or cancellation of, coverage.

SECTION 7. Events of Default.

The occurrence of any one or more of the following events (the "Events of Default") shall constitute an event of default hereunder:

7.1. Failure to Pay Interest. If the Borrower shall fail to pay any interest on any of the Liabilities, including, without limitation, the Note and the Loan within fifteen (15) days of when due and payable; or

7.2. Failure to Pay Principal, etc. If the Borrower shall fail to pay the principal of any of the Liabilities, including, without limitation, the Notes and the Loan, or any of the other Liabilities within fifteen (15) days of when due and payable; or

7.3. Terms, Conditions, and Covenants of This Agreement. If the Borrower shall fail to duly perform, comply with, or observe any of the other terms, conditions, or covenants contained in this Agreement, and such failure shall remain uncured for a period of thirty (30) days after the date of Borrower's receipt of written notice from the Lender to the Borrower; or

7.4. Representations and Warranties. If any representation and warranty or any statement or representation made in any report, opinion, schedule, officer's certificate, or other certificate or any other information given by the Borrower or furnished in connection with the Loan shall prove to be false or incorrect in any material respect on the date as of which made and the same shall remain uncured for a period of thirty (30) days after the date of Borrower's receipt of written notice from the Lender to the Borrower unless such Event of Default cannot be cured within thirty (30) days, in which case the Borrower shall have a greater period of time if diligently pursuing such cure but in no event longer than ninety (90) days; or

7.5. Default under Loan Documents. If an event of default (as described or defined therein) shall occur or exist under the provisions of any of the other Loan Documents; or

7.6. Bankruptcy, Insolvency, etc. If the Borrower becomes insolvent or generally does not pay its debts as they become due, or if a petition for relief in a bankruptcy court is filed by the Borrower, or if the Borrower applies for, consents to, or acquiesces in the appointment of a trustee, custodian, or receiver for the Borrower or any of its assets and property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, or acquiescence, a trustee, custodian, or receiver is appointed for the Borrower or for a substantial part of the assets and property of the Borrower and is not discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding or case under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted against the Borrower and is consented to or acquiesced in by the Borrower or remains for ninety (90) days undisguised; or the Borrower takes any action to authorize any of the actions described in this subsection; or

7.7. Failure to Give Notice of Default. A failure by the Borrower to promptly advise the Lender of the existence of any condition or event, which is known or which reasonably should be known to the Borrower, which is or which will be with the passage of time, the giving of notice, or both, a default under this Agreement or any Loan Document; or

7.8. Financial Statements. The failure of the Borrower to furnish or cause to be furnished, when and as due, the financial statements and reports required to be furnished to the Lender under this Agreement, and any other Loan Document; or

7.9. Cross Default. A breach or a default by the Borrower under the terms, conditions, or provisions of any loans, guarantees or other transactions of the Borrower with the Lender.

7.10. Relocation. Relocation by the Borrower of its Baltimore Capital Markets headquarters operations outside the boundaries of the City of Baltimore, provided that the creation or establishment of satellite offices in the Baltimore metropolitan area (e.g. Towson or Annapolis) shall not constitute an Event of Default provided that the Borrower continues to maintain its Capital Markets headquarters operations with the boundaries of the City of Baltimore.

7.11. Work. Failure to complete the Work in a good and workmanlike manner.

SECTION 8. Rights and Remedies.

If any one or more Events of Default shall occur, then in each and every such case, the Lender at its option may at any time thereafter exercise and/or enforce any or all of the following rights and remedies:

8.1. Acceleration. Declare without notice to the Borrower all of the Liabilities to be immediately due and payable, whereupon the same shall become due and payable, together with accrued and unpaid interest thereon, without presentment, demand, protest, or notice, all of which the Borrower hereby waives.

8.2. Exercise of Rights and Remedies. Exercise any rights and remedies available, to the Lender under this Agreement, the Note, the other Loan Documents, and under applicable laws.

8.3. Liquidation Costs. The Borrower shall reimburse and pay to the Lender upon demand all costs and expenses (the "Liquidation Costs"), including, without limitation, reasonable attorneys' fees and expenses, advanced, incurred by, or on behalf of the Lender in collecting and enforcing the Liabilities and/or the Loan Documents. All Liquidation Costs shall bear interest payable by the Borrower to the Lender upon demand from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the principal of any of the Liabilities, plus two percent (2%) per annum. Exercise of the Lender's rights and remedies include, without limitation, the following:

A. Confess judgment against the Borrower on the Note;

B. File suit against the Borrower on the Note, this Agreement, or any other Loan Document; and

C. Set off any amounts in any account or certificate with the Lender in the name of the Borrower or the Guarantor or in which the Borrower has an interest.

8.4. Remedies, etc., Cumulative. Each right, power, and remedy of the Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.

8.5. No Waiver, etc. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under the Note or under any of the other Loan Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement, the Note, or any of the other Loan Documents, or to declare an Event of Default for failure to effect such prompt payment of any such other amount.

SECTION 9. Extension.

Stifel Nicolaus has executed an approximately 5 year sub-lease with Deutsche Bank Securities, Inc. and an additional 6 year lease with the landlord at 1 South Street, Baltimore City, Maryland. If Stifel Nicolaus should choose to exercise its initial 5 year lease renewal option to extend its lease with the landlord at 1 South Street, at any time during the 6 year initial lease term with the landlord, and Borrower provides written notice to the Lender on or before December 31, 2016, the Lender will continue to amortize the loan through year 15, with all remaining sums due to the Lender on February 1, 2022 as pursuant to Section 2 of the Note.

SECTION 10 Miscellaneous

10.1. Survival. All covenants, agreements, representations, and warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of the Note and shall continue in full force and effect so long as any of the Liabilities are outstanding and unpaid.

10.2. Notices. All notices, demands, requests, consents, or approvals required under this Agreement to be in writing hall be deemed to have been properly given if and when mailed by first class certified mail, return receipt requested, postage prepaid, if to the Lender at, 36 South Charles Street, Suite 1600, Baltimore, Maryland 21201, to the attention of Jeffrey P. Pillas, and if to the Borrower at One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102, to the attention of Chief Financial Officer, or such other address as the Borrower or the Lender shall have furnished to the other in writing.

10.3. Change, etc. Neither this Agreement nor any term, condition, representation, warranty, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing by the party against whom such change, waiver, discharge, or termination is sought.

10.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

10.5. Terms Binding. All of the terms, conditions, stipulations, warranties, representations, and covenants of this Agreement shall apply to and be binding upon, and shall inure to the benefit of, the Borrower and the Lender and each of their respective heirs, personal representatives, successors, and assigns.

10.6. Gender, etc. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

10.7. Headings. The section and subsection headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.9. Consent to Jurisdiction Service of Process. Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement and/or any of the other Loan Documents may be brought in any appropriate court in the State of Maryland or in any other court having jurisdiction over the subject matter, all at the sole election of the Lender, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court.

10.10. Further Assurances and Corrective Instruments. The parties hereto agree that they will, from time to time, execute and deliver, or cause to be executed and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Agreement.

10.11. Estoppel Certificate. The Borrower will, upon not less than ten (10) business days' request by the Lender or any other party to this transaction, execute, acknowledge, and deliver to such person a statement in writing, certifying (a) that this Agreement is unmodified and in full force and effect and the payments required by this Agreement to be paid by the Borrower have been paid, and (b) the then unpaid principal balance of the Note; and stating whether or not to the knowledge of the signer of such certificate any party to any of the Loan Documents is in default in the performance of any covenant, agreement, or condition contained therein and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this section may be relied upon by the Lender and the other parties to this transaction.

10.12. Prior Agreements Cancelled. Except for (a) the other Loan Documents, (b) or any other document or agreement to the extent specifically provided therein, (i) this Agreement shall completely and fully supersede all other prior agreements, both written and oral, by and among the Borrower, the Lender, and the other parties to this transaction (and any prior agreements by and between any two or more of the foregoing), and (ii) none of the parties to this Agreement shall hereafter have any rights thereunder, but shall look solely to this Agreement and the other Loan Documents for definitions and determination of all of their respective rights, obligations, and responsibilities relating to the Liabilities.

10.13. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to the other Loan Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; provided, however, that if any such provision pertains to the repayment of the Liabilities, the occurrence of any such invalidity shall constitute an Event of Default hereunder.

10.14. Assignment. This Agreement and the other Loan Documents may not be assigned, in whole or in part, by the Borrower without the prior written consent of the Lender.

10.15. Good Faith. The Lender shall act reasonably and in good faith as applicable to all of the Loan Documents.

10.16. Reasonableness. The Lender acknowledges and agrees that in all instances when the Lender's consent is required, the Lender shall at all times act in a reasonable manner, and such consent shall not be unreasonably withheld, conditioned or delayed.

10.17. MBE/WBE Compliance. During the term of the Loan, Stifel Nicolaus shall at all times comply with Article 5 Subtitle 28 of the Baltimore City Code (2000 Edition, online update July 31, 2006) regarding Minority Business and Women's Business Enterprises and any other guidelines promulgated by the City of Baltimore guidelines with respect to the development and any construction and/or rehabilitation of the Work undertaken by the Borrower. The Borrower shall sign such certificates as may be required by the Lender and shall demonstrate compliance with such requirements prior to commencement of with such requirements priority commencement of construction.

10.18. Employment. During the term of the Loan, Stifel Nicolaus shall use the Baltimore City Office of Employment Development ("OED") as a "first source" for training and recruitment of employees, such that the Borrower will notify OED of employment opportunities, giving OED an opportunity to present qualified candidates to the Borrower for consideration in accordance with the First Source Hiring Guidelines (the "Guidelines") currently in effect. The Borrower will also use its best efforts to hire, for all available positions, residents of Baltimore City who meet the Guidelines.

10.19. Relocation. The Borrower shall maintain its Baltimore Capital Markets headquarters operations within the boundaries of the City of Baltimore for the entire term of the Loan. Failure to comply with this requirement shall be an additional default under the Loan Documents. Notwithstanding the foregoing, the creation or establishment of satellite offices in the Baltimore metropolitan area (e.g. Towson or Annapolis) shall not constitute a breach of this section provided that the Borrower continues to maintain its Capital Markets headquarters operations with the boundaries of the City of Baltimore.

10.20. Publicity. The Lender and the Borrower agree to cooperate in the preparation and release of all publicity with respect to the funding hereunder. All press releases and signage relating to such matters shall be preapproved, in writing, by any agent appointed by the Lender and the Borrower and shall reflect the joint effort of the Lender and the Borrower. Notwithstanding anything in the foregoing to the contrary, however, either party may respond to telephone calls and other inquiries from the press of a general nature subsequent to the initial public announcement thereof provided any such responses are substantially consistent with such initial public announcement.

10.21. Conflicts of Interest; City Representatives not Individually Liable. No member, official, representative or employee of the City of Baltimore or the BDC shall have any personal interest, direct or indirect, in the Borrower, nor shall any member, official, representative or employee participate in any decision relating to this transaction which affects his/her personal interest or the interest of any corporation, partnership or association in which he/she is directly or indirectly interested. No member, official, representative or employee of the City of Baltimore or the BDC shall be personally liable to the City of Baltimore or the BDC, as the case may be (or any successor in interest) in the event of any default or breach by the City of Baltimore or the BDC for any amount which may become due to the other party or successor or on any obligation under the terms of this Promissory Note. The parties acknowledge and agree that the membership and participation of Francis X. Gallagher, Jr., an employee of Stifel Nicolaus, on the BDC's Board of Directors shall not constitute a breach of this section provided that Mr. Gallagher recuses himself from any specific deliberations of the BDC regarding the Borrower or Stifel Nicolaus.

10.22. Ancillary Documents and Further Assurances. The Lender is hereby authorized to execute any and all ancillary, corrective, or confirmatory documents necessary to effectuate this transaction, provided such documents do not (a) increase the anticipated expenditure of funds or (b) materially alter the relationship of the parties or the principal elements of this Promissory Note.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Lender and the Borrower have each caused this Agreement to be executed under seal as of the day and year first above written.

WITNESS/ATTEST:	BORROWER:
STIFEL FINANCIAL CORP.
/s/ David Minnick	By: /s/ James M. Zemlyak
David Minnick	Name: James M Zemlyak
Time:
BENEFICIARY:
THE MAYOR AND CITY COUNCIL OF BALTIMORE
Custodian of the City Seal	By: [SEAL]
Name:
Title:
Approved as to Form and Legal Sufficiency this 8th day of November 2006.
/s/ William Stifler
William Stifler, Chief Solicitor
Approved: Board of Estimates of the Mayor and City Council of Baltimore
Clerk:
Date: ___________________